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                                                                    EXHIBIT 12.1

                               RJR NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                                      SIX MONTHS
                                                                                                         ENDED
                                                                                                     JUNE 30, 1997
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Earnings before fixed charges:

  Income before income taxes.......................................................................    $     878
  Less minority interest in pre-tax income of Nabisco Holdings.....................................           55
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  Adjusted income before income taxes..............................................................          823
  Interest and debt expense........................................................................          415
  Interest portion of rental expense...............................................................           28
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Earnings before fixed charges......................................................................    $   1,266
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Fixed charges:
  Interest and debt expense........................................................................    $     415
  Interest portion of rental expense...............................................................           28
  Capitalized interest.............................................................................            3
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    Total fixed charges............................................................................    $     446
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Ratio of earnings to fixed charges.................................................................          2.8
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